NATIONAL PENN

BANKING | INSURANCE | INVESTMENTS | TRUST

National Penn Bancshares, Inc.
Sale of Christiana Bank & Trust to
WSFS Financial Corporation
June 25, 2010

This presentation contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally
Accepted in the United States of America (“GAAP”). National Penn’s management uses such non-GAAP measures in its analysis of National Penn’s performance. One such measure, tangible book value, excludes from total equity goodwill, intangible assets and preferred stock. Banking and financial institution regulators also exclude goodwill and intangible assets from shareholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of such financial measures excluding the impact of the specified items provides useful supplemental information that is essential to a proper understanding of the financial results of National Penn. In the case of tangible book value, it provides a method to assess the level of tangible net assets on a per share basis. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies
Non-GAAP Financial Measures
Safe Harbor Regarding Forward Looking Statements
This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’
“project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.
National Penn’s business and operations, as well as its business and operations following the completion of the transactions described in this presentation, are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: increased capital requirements and other requirements or actions mandated by National Penn’s regulators, National Penn’s inability to meet the requirements of the memorandum of understanding or the individual minimum capital ratio requirements issued by its primary regulator, National Penn’s inability to successfully implement its “self-improvement plan”, National
Penn’s ability to raise capital and maintain capital levels, variations in interest rates, continued deterioration in the credit quality of certain loans, the effect of credit risk exposure, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate, competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s information technology. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

● Enhance holding company liquidity
● Enhance capital position
● Effectively manage tax position
● Enhance long-term shareholder value
 ● Earnings enhancement
 ● Effective capital management
Motivation for Transaction

● Cash sale price of $34.5 million for stock of CBT
● NPBC retains certain assets
 ● Classified assets of approximately $4 million and
 related reserves
● Structured as 338(h)(10) election
● Anticipate closing in 4th quarter
Overview of Transaction

● Increases holding company liquidity by $34.5 million
● Strong implied valuation of 192% of tangible book value
 ● 44% premium above NPBC trading value of 133%
● No dilution for current shareholders
Shareholder Friendly Source of Liquidity
for Holding Company

● Current tax position affords unique opportunity to
 surrender separate account BOLI
 ● Benefit from stable value wrap of approximately $6
 million
 ● If held, majority of yield accrues to stable value
 wrap provider
 ● Tax expense (non-cash) of $6.3 million
 ● Excise tax (cash expense) of $1.8 million
 ● Improvement to annual earnings in excess of $2
 million leads to payback period of less than 1 year
 (following six month surrender notice)
BOLI Surrender Analysis

Expense ($mils)	Expense Per Share	Increase/ (Decrease) DTA ($mils)	Increase/ (Decrease) TBV/ Share	Increase/ (Decrease) Regulatory Capital [1] (bp)
Current Quarter					
Goodwill impairment	$8	$0.06	$0	$0.00	0
Tax expense from BOLI surrender	8	0.06	(6)	(0.06)	(3)
At closing					
Tax expense from CBT divestiture	5	0.04	(5)	(0.04)	0
Proceeds from CBT divestiture				0.13	37

NATIONAL PENN

Financial Impact

● Short-term execution
 ● Strategically managing our balance sheet
 ● Improving asset quality
 ● Controlling expenses
● Long-term focus
 ● Continued regulatory compliance
 ● Repayment of TARP at appropriate time and in
 shareholder friendly manner
 ● Effective capital management
 ● Long-term profitability and shareholder value
Positive Momentum